Exhibit 99.1

Envirotech Vehicles, Inc. Announces Reverse Stock Split

HOUSTON, TX – August 6, 2025 – Envirotech Vehicles, Inc. (NASDAQ: EVTV) (the "Company" or "Envirotech"), a leading provider of electric commercial vehicles, today announced that it has resolved to effect a reverse stock split of the Company’s common stock and has determined the ratio to be 1-for-10. The Company’s stockholders approved the reverse stock split and granted the Company board of directors the authority to determine the exact split ratio and when to proceed with the reverse stock split at the Company’s Special Meeting of Stockholders held on May 1, 2025.

The reverse stock split will become effective on August 6, 2025 at 5:00 p.m., Eastern Time, and the Company’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) as of the open of trading on August 8, 2025 under the existing ticker symbol “EVTV”. The new CUSIP number for the Company’s common stock will be 29414V 308.

When the reverse stock split becomes effective, every ten (10) shares of Envirotech’s issued and outstanding common stock will be automatically combined into one issued and outstanding share of common stock without any change in the par value per share or the total number of authorized shares. The reverse stock split will reduce the number of outstanding shares of Envirotech’s common stock from approximately 35.3 million shares to approximately 3.5 million shares.

No fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the final ratio will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number. Envirotech’s transfer agent, Issuer Direct Corporation, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

Proportional adjustments will be made to the number of shares of common stock issuable upon exercise or vesting of Envirotech's outstanding stock options and warrants, as well as the applicable exercise prices, and to the number of shares issuable under the Company’s equity incentive plan and other existing agreements.

Additional information about the reverse stock split can be found in Envirotech’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2025, a copy of which is available at www.sec.gov.

About Envirotech Vehicles

Envirotech Vehicles, Inc. (NASDAQ: EVTV) is a technology company dedicated to revolutionizing the electric vehicle landscape by designing and manufacturing electric commercial vehicles that offer sustainable, efficient, and cost-effective transportation solutions. Committed to driving the future of mobility, Envirotech is pushing the boundaries of innovation and sustainability. For more information, visit www.evtvusa.com

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects, or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including statements we make regarding the effective date of the reverse stock split, the date the Company’s common stock is expected to begin trading on a split-adjusted basis on Nasdaq, and other statements that are not purely statements of historical fact, and the risks and uncertainties disclosed in reports filed by Envirotech with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "will," "estimated," "planned," "expected," "believes," "strategy," "opportunity," "anticipated," "outlook," "designed," and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances, or unanticipated events.

CONTACT:

Envirotech Vehicles, Inc.

Merrick Alpert, Chief Communications Officer

Telephone: (870) 970-3355

Email: merrick@evtvusa.com